Exhibit (h)(49)

AMENDED AND RESTATED SCHEDULE C

TO THE ADMINISTRATION AGREEMENT

BY AND BETWEEN NORTHERN FUNDS AND

NORTHERN TRUST INVESTMENTS, N.A

DATED JANUARY 1, 2009

Intending to be legally bound, the undersigned hereby amend and restate Schedule C to the aforesaid Agreement to amend the Fee Schedule as of November 9, 2012:

FEE SCHEDULE

For the services rendered, expenses assumed, facilities furnished and payments made by the Administrator, as provided for in this Agreement, the Fund, on behalf of each Portfolio (except the California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, U.S. Government Select Money Market Fund, Investors Variable NAV Money Market Fund, Investors Variable NAV AMT-Free Municipal Money Market Fund, Investors Variable NAV U.S. Government Money Market Fund and Investors Variable NAV Treasury Money Market Fund), on the first business day of each month, will pay the Administrator a fee for the previous month at the annualized rate of 0.15% of each Portfolio’s average daily net assets.

For the services rendered, expenses assumed, facilities furnished and payments made by the Administrator, as provided for in this Agreement, the Fund, on behalf of the California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, U.S. Government Select Money Market Fund, Investors Variable NAV Money Market Fund, Investors Variable NAV AMT-Free Municipal Money Market Fund, Investors Variable NAV U.S. Government Money Market Fund and Investors Variable NAV Treasury Money Market Fund on the first business day of each month, will pay the Administrator a fee for the previous month at the annualized rate of 0.10% of each Portfolio’s average daily net assets.

The foregoing fee will be computed based on net assets on each day.

All signatures need not appear on the same copy of this Amended and Restated Schedule C.

NORTHERN FUNDS		NORTHERN TRUST INVESTMENTS, INC

By:	/s/ Lloyd A. Wennlund	By:	/s/ Eric K. Schweitzer
Title:	President	Title:	Senior Vice President